Exhibit 99.1
Retail Ventures, Inc. Reports Fourth Quarter and Year End Operating Results
Columbus, Ohio, April 14, 2010 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the fourth quarter and year ended January 30, 2010.
On April 21, 2009, Retail Ventures sold all of the outstanding capital stock of Filene’s Basement to FB II Acquisition Corp., a newly formed entity owned by Buxbaum Holdings, Inc. On May 4, 2009, Filene’s Basement filed for bankruptcy protection.
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The loss from continuing operations for the quarter ended January 30, 2010 was $5.3 million on net sales of $402.6 million, compared to income from continuing operations of $17.9 million on net sales of $348.2 million for the quarter ended January 31, 2009. DSW same store sales increased 12.9% during the fourth quarter versus a decrease of 7.2% last year.

Diluted loss per share from continuing operations attributable to Retail Ventures, Inc. common shareholders was $0.21 for the fourth quarter compared with diluted earnings per share from continuing operations attributable to Retail Ventures, Inc. of $0.43 per share last year.

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The loss from continuing operations for the year ended January 31, 2009 was $65.6 million on net sales of $1.60 billion, compared to income from continuing operations of $109.2 million on net sales of $1.46 billion for the prior year. DSW same store sales increased 3.2% for the year versus a decrease of 5.9% last year.

Diluted loss per share from continuing operations attributable to Retail Ventures, Inc. common shareholders was $1.76 per share for the year compared with earnings per share from continuing operations attributable to Retail Ventures, Inc. of $2.00 per share last year.

The Company believes that the non-cash accounting charge associated with the change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows (in thousands except per share amounts):

	Fiscal Quarter Ended		Fiscal Year Ended
	January 30,	January 31,	January 30,	January 31,
	2010	2009	2010	2009
Operating (loss) profit:
Non-GAAP operating profit (loss)	$24,254	$(11,789)	$26,655	$42,813
Change in fair value of derivatives	(25,721)	23,476	(66,499)	85,235

GAAP operating (loss) profit	$(1,467)	$11,687	$(39,844)	$128,048

(Loss) income from continuing operations attributable to Retail Ventures, Inc. common shareholders:
Non-GAAP (loss) income from continuing operations	$15,401	$(2,743)	$(19,472)	$13,985
Change in fair value of derivatives	(25,721)	23,476	(66,499)	85,235

GAAP (loss) income from continuing operations	$(10,320)	$20,733	$(85,971)	$99,220

	Fiscal Quarter Ended		Fiscal Year Ended
	January 30,	January 31,	January 30,	January 31,
	2010	2009	2010	2009
Diluted (loss) income per share from continuing operations attributable to Retail Ventures, Inc. common shareholders:
Non-GAAP diluted income (loss) per share	$0.31	$(0.05)	$(0.40)	$0.28
Change in fair value of derivatives	(0.52)	0.48	(1.36)	1.72

GAAP diluted (loss) income per share from continuing operations	$(0.21)	$0.43	$(1.76)	$2.00

Retail Ventures, Inc. is a leading off-price retailer operating as of January 30, 2010, 305 DSW shoe stores in 39 states. DSW also supplies shoes, under supply arrangements, to 356 locations for other non-related retailers in the United States and operates dsw.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2009 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These factors include, but are not limited to: our ability to manage and enhance liquidity; DSW’s success in opening and operating new stores on a timely and profitable basis; continuation of DSW’s supply agreements and the financial condition of its leased business partners; DSW maintaining good relationships with its vendors; DSW’s ability to anticipate and respond to fashion trends; fluctuation of DSW’s comparable store sales and quarterly financial performance; the realization of our bankruptcy claims related to liquidating Filene’s Basement and Value City; the impact of the disposition of Filene’s Basement and of a majority interest in Value City and the reliance on remaining subsidiaries to pay indebtedness and intercompany service obligations; the risk of Value City and liquidating Filene’s Basement not paying us or their creditors, for which Retail Ventures may have some liability; the risk of new Filene’s Basement not paying obligations related to the assets it has assumed from liquidating Filene’s Basement if such obligations are subject to ongoing guarantee by us; the impact of Value City and Filene’s Basement on our liquidity; disruption of DSW’s distribution operations; our dependence on DSW for key services; failure to retain our key executives or attract qualified new personnel; DSW’s competitiveness with respect to style, price, brand availability and customer service; declining general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; the success of dsw.com; lease of an office facility; risks related to our cash and investments; and DSW’s ability to secure a replacement credit facility upon the expiration of its existing credit facility. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 238-4105

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	January 30,	January 31,
	2010	2009

ASSETS
Cash and equivalents	$141,773	$94,308
Restricted cash		261
Short-term investments, net	164,265	101,404
Accounts receivable, net	6,663	7,474
Inventories	262,284	244,008
Prepaid expenses	22,478	27,249
Deferred income taxes	29,560	22,243
Current assets held for sale		66,678

Total current assets	627,023	563,625

Property and equipment, net	208,813	236,355
Goodwill	25,899	25,899
Conversion feature of long-term debt	28,029	77,761
Deferred income taxes	5,657	805
Other assets	8,044	10,524
Non current assets held for sale		38,793

Total assets	$903,465	$953,762

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$121,277	$96,213
Accrued expenses	113,474	77,064
Warrant liability	23,068	6,292
Current maturities of long-term debt		250
Current liabilities held for sale		76,030

Total current liabilities	257,819	255,849

Long-term obligations, net of current maturities	129,757	127,576
Other non current liabilities	109,958	109,290
Deferred income taxes	2,641	29,806
Non current liabilities held for sale		36,055

Total Retail Ventures’ shareholders’ equity	205,869	222,614
Noncontrolling interests	197,421	172,572

Total shareholders’ equity	403,290	395,186

Total liabilities and shareholders’ equity	$903,465	$953,762

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	January 30,	January 31	January 30,	January 31
	2010	2009	2010	2009
Net sales	$402,648	$348,150	$1,602,605	$1,462,944
Cost of sales	(224,049)	(213,034)	(890,465)	(841,593)

Gross profit	178,599	135,116	712,140	621,351
Selling, general and administrative expenses	(154,345)	(146,905)	(685,485)	(578,538)
Change in fair value of derivative instruments	(25,721)	23,476	(66,499)	85,235

Operating (loss) profit	(1,467)	11,687	(39,844)	128,048
Interest expense, net	(3,557)	(371)	(11,344)	(2,334)
Non-operating (expense) income, net	(1,746)	(1,134)	(2,367)	352

(Loss) income from continuing operations before income taxes	(6,770)	10,182	(53,555)	126,066
Income tax benefit (expense)	1,452	7,763	(12,055)	(16,886)

(Loss) income from continuing operations	(5,318)	17,945	(65,610)	109,180
Total income (loss) from discontinued operations, net of tax	15,216	(26,766)	59,880	(48,379)

Net income (loss)	9,898	(8,821)	(5,730)	60,801
Less: net (income) loss attributable to the noncontrolling interests	(5,002)	2,788	(20,361)	(9,960)

Net income (loss) attributable to Retail Ventures, Inc.	$4,896	$(6,033)	$(26,091)	$50,841

Basic and diluted earnings (loss) per share:
Basic (loss) earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$(0.21)	$0.43	$(1.76)	$2.04
Diluted (loss) earnings per share from continuing operations attributable to Retail Ventures, Inc. common shareholders	$(0.21)	$0.43	$(1.76)	$2.00
Basic earnings (loss) per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.31	$(0.55)	$1.23	$(0.99)
Diluted earnings (loss) per share from discontinued operations attributable to Retail Ventures, Inc. common shareholders	$0.31	$(0.55)	$1.23	$(0.98)
Basic earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders	$0.10	$(0.12)	$(0.53)	$1.04
Diluted earnings (loss) per share attributable to Retail Ventures, Inc. common shareholders	$0.10	$(0.12)	$(0.53)	$1.03

Shares used in per share calculations:
Basic	48,947	48,681	48,878	48,669
Diluted	48,947	48,695	48,878	49,526

Amounts attributable to Retail Ventures, Inc. common shareholders:
(Loss) income from continuing operations, net of tax	$(10,320)	$20,733	$(85,971)	$99,220
Discontinued operations, net of tax	15,216	(26,766)	59,880	(48,379)

Net income (loss)	$4,896	$(6,033)	$(26,091)	$50,841

SOURCE: Retail Ventures, Inc.